UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2025 (September 4, 2025)

ALCHEMY INVESTMENTS ACQUISITION CORP 1
(Exact name of registrant as specified in its charter)

Cayman Islands	001-41699	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Library Avenue, Suite 204-F

Newark, DE 19711

(Address of principal executive offices, including zip code)

(212) 877-1588

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share and one-half of one Redeemable Warrant	ALCYU	The Nasdaq Stock Market, LLC

Class A Ordinary Share, par value $0.0001 per share	ALCY	The Nasdaq Stock Market, LLC

Warrant, each whole warrant exercisable for one Class A Ordinary Share for $11.50 per share	ALCYW	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 4, 2025, Alchemy Investments Acquisition Corp 1 (the “Company”), held the annual general meeting (the “Annual Meeting”). The shareholders of the Company approved the following proposals at the Annual Meeting: (a) as a special resolution, to amend the Company’s Articles of Association as a special resolution, to provide the Company the right to extend the date by which it has to complete a business combination on a month-to-month basis, as determined by the Directors in their sole discretion, until September 9, 2026, by placing into the trust account held at Continental Stock & Transfer Company, the lesser of $30,000 or $0.03 per non-redeemed public Class A ordinary share per month (which amount came to $22,126.29), until September 9, 2026, (the “Charter Amendment Proposal”); and (b) as an ordinary resolution, a proposal to consider and vote to ratify the appointment of CBIZ CPAs P.C as the independent registered public accounting firm for the fiscal year December 31, 2025 (the “Ratification of Auditors Proposal”).

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 4, 2025, the Company held the Annual Meeting. On August 5, 2025, the record date for the Annual Meeting, there were 4,532,463 ordinary shares entitled to be voted at the Annual Meeting. This includes 4,532,462 Class A ordinary shares, par value $0.0001 per share (“Class A Shares”), and one Class B ordinary share, par value $0.0001 per share (“Class B Share”), after the one-for-one exchange of 2,874,999 Class B Shares for the same number of Class A Shares on October 22, 2024 (together being the issued and outstanding ordinary shares of the Company, referred to as the “Shares”). At the Annual Meeting, 4,252,700 of such Shares or 93.83% were represented in person or by proxy.

The final results for each of the matters submitted to a vote of the Company’s shareholders at the Annual Meeting are as follows:

1. Charter Amendment Proposal

Shareholders approved the proposal to amend the Company’s Articles of Association as a special resolution, giving the Company the right to extend the date by which it has to complete a business on a month-to-month basis, as determined by the Directors in their sole discretion, by depositing into the Trust Account ,the lesser of $30,000 or $0.03 per non-redeemed public Class A ordinary share per month, until September 9, 2026. Approval of the Charter Amendment Proposal required a special resolution under Cayman Islands law, being a resolution passed by a majority of not less than two-thirds (2/3) of such holders of the issued and outstanding Ordinary Shares voted in person or by proxy at the Annual Meeting or any adjournment thereof. The Extension Amendment Proposal received the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
3,893,533	206,412	0	152,755

2. Ratification of Auditors Proposal

Shareholders approved as an ordinary resolution, to consider and vote to ratify the appointment CBIZ CPAs P.C.as the independent registered public accounting firm for the fiscal year December 31, 2025. Approval of the Ratification of Auditors Proposal required an ordinary resolution under Cayman Islands law by the affirmative vote of a simple majority of the votes cast by the holders of the Ordinary Shares and Public Shares entitled to vote, in person or by proxy, at the Annual Meeting or any adjournment thereof. The Ratification of Auditors Proposal received the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
4,252,700	0	0	0

Item 8.01. Other Events.

Immediately after the Annual Meeting, the Company extended the time to complete the business combination until October 9, 2025 and deposited $22,126.29 into the trust account.

In connection with the shareholders’ vote at the Annual Meeting of shareholders held by the Company on September 4, 2025, 324,420 Class A Shares were tendered for redemption, leaving 4,208,042 Class A Shares (which includes 737,543 Class A Shares held by public shareholders), and one Class B Share. As a result, approximately $3,791,334.07 (or approximately $11.68 per share) will be removed from the Company’s trust account to pay such redeeming shareholders, without taking into account additional allocation of payments to cover any tax obligation of the Company since that date. After the redemptions, approximately $8,619,295.70 will remain in the Company’s trust account.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCHEMY INVESTMENTS ACQUISITION CORP 1

Dated: September 10, 2025	By:	/s/ Mattia Tomba
		Name:	Mattia Tomba
		Title:	Co-Chief Executive Officer